Exhibit 99.1

Media Contact:	Investor Relations Contact:

Evelyn Mitchell	List Underwood or Dana Nolan

(205) 264-4551	(205) 581-7890

Regions Bank Commences Offer to Purchase Certain of Its Outstanding Subordinated Debt Securities

BIRMINGHAM, Ala. – February 12, 2015 – Regions Financial Corp. (“Regions”) (NYSE:RF) announced today that Regions Bank, its wholly-owned subsidiary (the “Bank”), has commenced a cash tender offer to repurchase up to $250 million aggregate principal amount (the “Maximum Tender Amount”) of the Bank’s outstanding 7.50% Subordinated Notes due 2018 (the “Notes”).

The purchase price for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the tender offer (the “Total Consideration”) will be determined by reference to the fixed spread specified below (the “Fixed Spread”) over the yield (the “Reference Yield”) based on the bid side price of the Reference U.S. Treasury Security specified below as calculated by the Lead Dealer Manager (as defined herein) at 2:00 p.m., New York City time, on February 26, 2015 (such time and date, as the same may be extended, the “Price Determination Date”). Holders of Notes that are validly tendered at or before the Early Tender Date (as defined below) (and not subsequently validly withdrawn) and accepted for purchase will receive the Total Consideration which includes the Early Tender Premium for the Notes set forth in the table below. In order to be eligible to receive the Total Consideration, holders of Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on February 26, 2015 unless extended by the Bank (such date and time, as the same may be extended, the “Early Tender Date”). Holders of Notes that are validly tendered after the Early Tender Date and accepted for purchase will receive the Total Consideration minus the Early Tender Premium for the Notes set forth in the table below (the “Tender Offer Consideration”). All holders whose Notes are accepted for purchase will also receive the applicable accrued and unpaid interest on the purchased Notes from the last interest payment date for such Notes up to, but excluding, the applicable settlement date.

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (Basis Points)	Early Tender Premium(2)	Hypothetical Total Consideration(3)
7.50% Subordinated Notes due 2018	75913MAB5	$750,000,000	0.875% due 01/15/2018	PX1	+105	$30	$1,169.95

(1)	The applicable page on Bloomberg from which the Lead Dealer Manager (as defined herein) will quote the bid side price of the Reference U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes validly tendered before the Early Tender Date, not validly withdrawn and accepted for purchase.
(3)	Per $1,000 principal amount of Notes validly tendered before the Early Tender Date, not validly withdrawn and accepted for purchase. Hypothetical Total Consideration is based on the Reference Yield of the Reference U.S. Treasury Security set forth above as of 2:00 p.m., New York City time, on February 11, 2015 and a hypothetical Settlement Date (as defined in the Offer to Purchase) of February 12, 2015 and is inclusive of the Early Tender Premium. The actual Reference Yield of the Reference U.S. Treasury Security will be determined by the Lead Dealer Manager (as defined herein) based on certain quotes available at the Price Determination Date.

Holders who have validly tendered their Notes may withdraw such Notes at any time at or before, but not after, 5:00 p.m., New York City time, on February 26, 2015 (such date and time, as the same may be extended, the “Withdrawal Date”). Following the Withdrawal Date, holders who have tendered their Notes may not withdraw such Notes (except in certain limited circumstances where additional withdrawal rights are required by law). The tender offer is conditioned upon satisfaction of certain conditions, but is not conditioned upon any minimum amount of Notes being tendered.

The tender offer will expire at 11:59 p.m., New York City time, on March 12, 2015, unless extended or earlier terminated (the “Expiration Date”). The settlement date for Notes purchased in the offer is expected to occur on March 13, 2015. For Notes that have been validly tendered at or before the Early Tender Date (and not subsequently validly withdrawn) and that are accepted for purchase, the Bank has the option for settlement to occur at an early settlement date, which may be determined at the Bank’s option and, if elected, is currently expected to occur on February 27, 2015. If the Bank elects to have an early settlement date, the Bank will issue a press release announcing the date selected as the early settlement date and the aggregate principal amount of Notes accepted for purchase on such date. If the Bank purchases an aggregate principal amount of Notes equaling the Maximum Tender Amount at the early settlement date, the Bank reserves the right, but is under no obligation, to terminate the tender offer as of the early settlement date.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase, dated February 12, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offer. The Bank has retained Deutsche Bank Securities Inc. to act as Lead Dealer Manager in connection with the tender offer. The Williams Capital Group, L.P. and Apto Partners, LLC will also act as Co-Dealer Managers. Copies of the Offer to Purchase and the Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the Depositary and Information Agent for the tender offer, at (212) 430-3774 (banks and brokers) or (866) 470-4200 (all others). Questions regarding the tender offer may also be directed to the Lead Dealer Manager as set forth below:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Collect: (212) 250-2955
Toll-Free: (866) 627-0391
Attention: Liability Management Group

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the Letter of Transmittal. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be made by the Lead Dealer Manager and the Co-Dealer Managers on behalf of the Bank. None of the Bank, the Depositary and Information Agent, the Lead Dealer Manager, the Co-Dealer Managers or the Issuing and Paying Agent with respect to the Notes, nor any of their affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offer.

About Regions Financial Corporation

Regions Financial Corporation (NYSE:RF), with $120 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,650 banking offices and 2,000 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•	Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth.

•	Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook.

•	Possible changes in market interest rates.

•	Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments.

•	Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner.

•	Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies.

•	Our ability to obtain regulatory approval (as part of the Comprehesive Capital Analysis and Review process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments.

•	Our ability to comply with applicable capital and liquidity requirements (including finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms.

•	The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party.

•	Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, litigation, legislation, or other governmental action.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks.

•	The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage.

•	Our ability to keep pace with technological changes.

•	Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft.

•	Possible downgrades in our credit ratings or outlook.

•	The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally.

•	The effects of the failure of any component of our business infrastructure which is provided by a third party.

•	Our ability to receive dividends from our subsidiaries.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.